EXHIBIT 99.1
                                                             ------------














                      CONFIDENTIAL BUSINESS DESCRIPTION
                                 MEMORANDUM

                       AMERICAN COUNTRY HOLDINGS INC.





























   Janney Montgomery Scott LLC

   William J. Barrett       David J. DiPaolo
   212/510-0688             212/510-0661





   THE PREFERRED STOCK AND THE UNITS OFFERED HEREBY (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE THESE AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

   IN MAKING AN INVESTMENT DECISION, YOU MUST RELY ON YOUR OWN EXAMINATION OF US AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THE INFORMATION PRESENTED IN THIS MEMORANDUM WAS PREPARED BY US AND IS BEING FURNISHED BY THE PLACEMENT AGENT SOLELY FOR YOUR USE IN CONNECTION WITH THIS OFFERING. THE PLACEMENT AGENT MAKES NO REPRESENTATIONS AS TO OUR FUTURE PERFORMANCE. THE PLACEMENT AGENT EXPRESSLY DISCLAIMS ANY REPRESENTATION RESPECTING ANY PROJECTIONS CONCERNING OUR FUTURE OPERATING RESULTS THAT ARE INCLUDED IN THIS MEMORANDUM.

   THIS MEMORANDUM (TOGETHER WITH ANY AMENDMENTS OR SUPPLEMENTS AND ANY OTHER INFORMATION THAT MAY BE FURNISHED TO YOU BY US) INCLUDES OR MAY INCLUDE CERTAIN STATEMENTS, ESTIMATES AND FORWARD-LOOKING PROJECTIONS WITH RESPECT TO OUR ANTICIPATED FUTURE PERFORMANCE. SUCH STATEMENTS, ESTIMATES AND FORWARD-LOOKING PROJECTIONS REFLECT VARIOUS ASSUMPTIONS OF OUR MANAGEMENT THAT MAY OR MAY NOT PROVE TO BE CORRECT AND INVOLVE VARIOUS RISKS AND UNCERTAINTIES. THE PLACEMENT AGENT HAS NOT PARTICIPATED IN THE PREPARATION OF, AND TAKES NO RESPONSIBILITY FOR, THESE STATEMENTS, ESTIMATES OR PROJECTIONS.

   THIS MEMORANDUM DOES NOT PURPORT TO BE ALL-INCLUSIVE OR CONTAIN ALL INFORMATION THAT YOU MAY DESIRE IN INVESTIGATING US. YOU MUST RELY ON YOUR OWN EXAMINATION OF US AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED IN MAKING AN INVESTMENT DECISION WITH RESPECT TO THE SECURITIES. PRIOR TO MAKING AN INVESTMENT DECISION REGARDING THE SECURITIES, YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANTS AND OTHER ADVISORS AND CAREFULLY REVIEW AND CONSIDER THIS ENTIRE MEMORANDUM.

   THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANYONE IN ANY STATE OR IN ANY OTHER JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED. EXCEPT AS OTHERWISE INDICATED, THIS MEMORANDUM SPEAKS AS OF THE DATE INDICATED ABOVE. NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS AFTER THE DATE INDICATED ABOVE.





   PRIOR TO YOUR PURCHASE OF THE SECURITIES, YOU WILL HAVE THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, ONE OF OUR REPRESENTATIVES AT OUR PRINCIPAL OFFICE DURING BUSINESS HOURS, CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING AND TO OBTAIN ANY ADDITIONAL INFORMATION WHICH WE POSSESS OR CAN ACQUIRE WITHOUT UNREASONABLE EFFORT OR EXPENSE THAT IS NECESSARY TO VERIFY THE ACCURACY OF INFORMATION FURNISHED IN THIS MEMORANDUM. IF YOU WISH TO OBTAIN ANY SUCH INFORMATION, PLEASE CONTACT KARLA VIOLETTO, CHIEF FINANCIAL OFFICER, AMERICAN COUNTRY HOLDINGS INC., 222 NORTH LASALLE STREET, SUITE 1600, CHICAGO, ILLINOIS 60601, TELEPHONE 312-456-2000. NO OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS MEMORANDUM, AND, IF SUCH INFORMATION OR REPRESENTATIONS ARE GIVEN, THEY MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR THE PLACEMENT AGENT.

   ANY ADDITIONAL INFORMATION OR REPRESENTATIONS GIVEN OR MADE BY US OR THE PLACEMENT AGENT IN CONNECTION WITH THIS OFFERING, WHETHER ORAL OR WRITTEN, ARE QUALIFIED IN THEIR ENTIRETY BY THE INFORMATION SET FORTH IN THIS MEMORANDUM, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SET FORTH IN THIS MEMORANDUM. PLEASE SEE "RISK FACTORS."

   YOU SHOULD NOT CONSTRUE ANY STATEMENTS MADE IN THIS MEMORANDUM AS TAX OR LEGAL ADVICE. YOU AND YOUR INVESTMENT, TAX OR OTHER ADVISORS, ACCOUNTANTS AND LEGAL COUNSEL, IF ANY, SHOULD REVIEW THIS MEMORANDUM AND ITS EXHIBITS.

   THE INFORMATION CONTAINED IN THIS MEMORANDUM IS CONFIDENTIAL AND PROPRIETARY TO US AND IS BEING SUBMITTED TO YOU SOLELY FOR YOUR CONFIDENTIAL USE WITH THE EXPRESS UNDERSTANDING THAT, WITHOUT OUR PRIOR EXPRESS WRITTEN PERMISSION, YOU WILL NOT RELEASE THIS MEMORANDUM OR DISCUSS THE INFORMATION CONTAINED IN IT OR MAKE REPRODUCTIONS OF OR USE THIS MEMORANDUM FOR ANY PURPOSE OTHER THAN EVALUATING A POTENTIAL INVESTMENT IN THE SECURITIES.

   BY ACCEPTING DELIVERY OF THIS MEMORANDUM, YOU AGREE TO PROMPTLY RETURN TO THE PLACEMENT AGENT OR US THIS MEMORANDUM AND ANY OTHER DOCUMENTS OR INFORMATION FURNISHED BY OR ON BEHALF OF THE PLACEMENT AGENT OR US IF YOU ELECT NOT TO PURCHASE THE SECURITIES.

   THE SALE OF THE SECURITIES IS SUBJECT TO THE PROVISIONS OF A SUBSCRIPTION AGREEMENT AND OTHER RELATED AGREEMENTS, WHICH YOU WILL BE REQUIRED TO EXECUTE IF YOU PURCHASE SECURITIES. THE TERMS OF THE SECURITIES WILL BE SET FORTH IN OUR ARTICLES OF INCORPORATION, AS AMENDED, OR BY RESOLUTION OF OUR BOARD OF DIRECTORS PURSUANT TO AUTHORITY CONTAINED IN OUR ARTICLES OF INCORPORATION. YOU SHOULD NOT PURCHASE SECURITIES UNLESS YOU HAVE COMPLETELY AND THOROUGHLY REVIEWED THE PROVISIONS OF THE SUBSCRIPTION AGREEMENT AND OTHER RELATED AGREEMENTS AND OUR ARTICLES OF INCORPORATION. IN THE EVENT THAT ANY OF THE TERMS, CONDITIONS OR OTHER PROVISIONS OF THE AGREEMENTS OR OUR ARTICLES OF INCORPORATION ARE INCONSISTENT WITH OR CONTRARY TO THE INFORMATION PROVIDED IN THIS MEMORANDUM, THE AGREEMENTS AND OUR ARTICLES OF INCORPORATION WILL CONTROL.





   WE RESERVE THE RIGHT, IN OUR SOLE DISCRETION AND FOR ANY REASON, TO CHANGE AND/OR WITHDRAW SOME OR ALL OF THE OFFERING AND/OR ACCEPT OR REJECT SOME OR ALL OF ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO YOU LESS THAN THE NUMBER OF SECURITIES THAT YOU DESIRE TO PURCHASE. WE WILL HAVE NO LIABILITY TO ANY INVESTOR OR RECIPIENT OF THIS MEMORANDUM IN THE EVENT THAT WE TAKE ANY OF THESE ACTIONS.

                           ADDITIONAL INFORMATION

   We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission" or the "SEC"). Such reports, proxy statements and other information can be inspected and copies can be made at the Public Reference Room of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional office at Seven World Trade Center, 500 West Madison Street, Suite 1300, New York, NY 10048. Copies of this material can also be obtained from the Commission's site on the Internet located at www.sec.gov.

                CONFIDENTIAL BUSINESS DESCRIPTION MEMORANDUM

   THIS MEMORANDUM SHOULD BE READ IN CONJUNCTION WITH THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999. THIS MEMORANDUM CONTAINS FORMS OF FORWARD-LOOKING STATEMENTS. WHEN USED IN THIS MEMORANDUM, THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "ESTIMATE" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS, WHICH ARE IDENTIFIED AND DESCRIBED IN THE "RISK FACTORS" SECTION BELOW. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY VARY FROM THOSE ANTICIPATED, ESTIMATED, OR PROJECTED AND THE VARIATIONS MAY BE MATERIAL. WE CAUTION YOU NOT TO PLACE ANY RELIANCE ON ANY SUCH FORWARD-LOOKING STATEMENTS.





                       AMERICAN COUNTRY HOLDINGS INC.
                CONFIDENTIAL BUSINESS DESCRIPTION MEMORANDUM

   American Country Holdings Inc. is an insurance holding company which, through its direct subsidiaries American Country Insurance Company ("American Country"), American Country Financial Services Corp. ("Financial Services") and American Country Professional Services Corp. ("Professional Services"), conducts business as a specialty property and casualty insurer and provides premium financing and third-party administrator claims processing services for its insurance customers. Financial Services and Professional Services also provide secured loans for select American Country customers.

   ACHI became a public company through a merger in 1997 with Western Systems Inc. (a company that had liquidated its business for cash).

   American Country is an Illinois domestic insurance company that specializes in the underwriting and marketing of commercial property and casualty insurance and concentrates on types of insurance in which it has expertise: transportation, hospitality and other commercial lines. American Country previously wrote a nominal amount of personal lines, automobile and homeowners insurance which has not been renewed and is currently being run off. Although historically American Country's specialty public transportation coverages (taxicab and limousine) were primarily written on risks in the City of Chicago and surrounding suburbs, American Country has extended its geographic coverage as part of its expansion program. American Country is licensed in the states of Connecticut, Illinois, Indiana, Iowa, Massachusetts, Michigan, Minnesota, New York, Pennsylvania, Wisconsin, and in the District of Columbia and intends to pursue licenses in Missouri, Nevada, Maryland, Ohio and Virginia. American Country also is admitted as an excess and surplus lines carrier in 21 states. American Country currently maintains an A.M. Best Company, Inc. ("A.M. Best") rating of "A-" (Excellent).

   ACHI's Chicago cab business has been highly profitable. The strategy of the Company is to take this expertise into other geographic markets; accordingly, the Company has entered the New York, Indiana, Wisconsin, Connecticut, Minnesota, Michigan, and Pennsylvania markets during the past three years. ACHI's experience with these markets has generally been good and the business is forecasted to grow at a 10% annual rate through 2005.

   In August 2000, John Dore joined the Board of Directors and contemporaneously was elected Co-Chairman of the Board and Chief Executive Officer. Mr. Dore is an experienced insurance executive who will become sole Chairman and Chief Executive Officer in early January 2001. The Board of Directors believes that Mr. Dore's experience in managing insurance company operations will enable the Company to improve its profitability. See "Action Plan" below. Mr. Dore's resume is attached as Exhibit A.





                              PROPOSED OFFERING

   Up to $5 million of equity securities in two traunches. The attached term sheets outline the two separate proposed financing structures (a) a 6% convertible preferred stock and (b) a unit consisting of one share of common stock and a five-year warrant to purchase an additional share of common stock.

   Board members have committed to purchase in excess of $2.25 million of these securities.

                               USE OF PROCEEDS

   To maintain its A.M. Best "A-" rating, the Company believes that it should increase its equity by a minimum of $4 million. The proceeds of the offering will be invested by ACHI as additional equity into American Country. A.M. Best has a series of financial tests which must be met to retain ratings. The equity increase, coupled with the implementation of the action plan, should enable the Company to comply with these ratio tests.

                                 ACTION PLAN

   In December 2000, Mr. Dore presented an action plan to the Board to increase profitability and enhance operations. The key points of this plan are to:

   1. continue the geographic and local expansion of its profitable core transportation business;
   2. eliminate certain unprofitable hospitality lines and substantially all other commercial lines including workman's compensation (except for Chicago cabs);
   3. change the focus of the commercial artisan contractor business to a commission basis where ACHI will earn fees for marketing, underwriting and claims handling functions;
   4. enhance the return on the Company's portfolio currently managed by Black Rock;
   5. conduct an extensive review of operating costs, including commission expenses;
   6.   increase selective premiums; and
   7. revise investment strategy to include higher yielding securities, including convertible notes, convertible preferreds and medallion loans.

   Based upon a successful implementation of the action plan, the Company expects to achieve the following premiums earned:

    Business Line                                  FYE December 31
                                                   ---------------

                                             2000                   2001
                                             ----                   ----

    Transportation                          $46.5                  $50.9
    Hospitality                               8.1                    8.4
    Other Commercial                         16.5                   14.9
         Total                              $71.1                  $74.2
   $$ in millions

   Management estimates pre tax profits of $5 - $6 million in 2001. Upon signing a confidentiality agreement, ACHI will provide detailed forecasted financial statements.

                        RISK FACTORS (See Exhibit B)

   Recent Operating Results

   ACHI has reported a loss for the nine months ended September 30, 2000 after recognizing a $930,000 reinsurance return premium relating to prior year periods.

   Although the transportation business line remains strong, recent operating results have been unfavorable primarily due to prior years' poor results of workers compensation and year-2000 non-Illinois hospitality business. As a result, the Company has been required by its actuaries to increase its reserves for these lines. Management expects the fourth quarter to have a loss caused principally by a $500,000 portfolio loss, and 2001 results to be in a pre-tax range of $5.0 million to $6.0 million. Based upon achieving these 2001 forecasted results and a tax rate of 18%, earnings per share on a diluted basis (all existing warrants and options are non-dilutive) would be $0.42 to $0.51 after giving effect to the issuance of the new securities.

   A.M.Best Rating

   While the Company presently is rated as "A-" by Best, there can be no assurance that Best, based upon its rating criteria, will not attempt to downgrade the Company. However, management presently believes that, with the $4 million - $5 million of new capital, together with increased profitability and a temporary reinsurance arrangement, the A- rating will be retained.

   Dilution of Book Value

   The securities will be sold at a discount to the September 30, 2000, $4.77 book value per share, based on equity of $38.5 million and 8.06 million outstanding shares.

                            INVESTMENT RATIONALE

   The majority of the property and casualty insurance industry has reported poor operating results for the last three years. ACHI believes that commencing in 2001 it will be able to achieve significantly improved operating results for the reasons enumerated in the action plan developed by its new Chief Executive Officer. If the forecasted results are achieved, the Company believes that its equity value will be significantly enhanced.

                             INVESTOR PROCEDURE

   The Company will make available to interested parties its action plan which contains detailed financial projections. Management is available to fully discuss the plan and future Company prospects. The Company would like to close or receive binding commitments on or before December 31, 2000.

                              EXHIBITS ATTACHED

   Exhibit A Resume of John Dore
   Exhibit B Proposed Term Sheets
   Exhibit C Risk Factors

                             AVAILABLE PROCEDURE

   All public filings are available on request to prospective investors.

                                  EXHIBIT B

   As discussed, the Company is selling a total $5 million of securities
   in two traunches:          a) Units and b) Convertible Preferred
   Stock. It is anticipated that $2.5 million convertible preferred will be sold to officers and directors. Investors may participate in either or both traunches.

   Unit Offering
   -------------

   Form: Units, each to consist of one share of common stock and a five-year warrant to purchase one share of common stock.

   Pricing: Units at the high bid price of common stock at closing. Warrant exercise price up 10% from the Unit price. During the past six months, the common stock has traded at a high of 4-1/2 and a low of 2 5/32.

   Registration
   Rights: Common stock and warrants have immediate registration rights.

   Terms of
   Warrants:      Customary terms with standard anti-dilution provisions
                  (no ratchet-down provisions).

                       CONVERTIBLE PREFERRED OFFERING

   Form:          6% Convertible Preferred Stock.

   Dividend:      6% of offering price paid quarterly commencing April 1,
                  2001.

   Offering
   Price:         $10 per share.

   Convertible:   Into common stock at any time at the following
                  conversion rate: $10 divided by the high bid price of common stock at closing. Protected against dilution.

                                 LIQUIDATION

   Preference:    $10 per share.

   Votes: Equal to the amount of common equivalent votes as if converted.

                                REGISTRATION

   Rights: Underlying shares to have immediate registration rights.

   Sinking
   Fund:          None.

   Callable:      At any time at $10 per share plus accrued dividends.

   Terms of
   Convertible:   Customary terms with standard anti-dilution provisions.

                                                                EXHIBIT C
                                                                ---------

                                RISK FACTORS

   Before investing you should carefully consider the following factors, as well as other information contained in this memorandum. References to "we," "us," "our," "ACHI" or the "Company" refer to American Country Holdings Inc. and its subsidiaries.

   COMPETITION

   The property and casualty insurance business is highly competitive on the basis of both price and service. In recent years, the property and casualty insurance industry has been characterized by relatively high levels of competition and aggressive pricing and marketing. Continued or increased levels of highly competitive conditions could have a material adverse effect on our subsidiary, American Country Insurance Company ("American Country").

   American Country faces active competition in public transportation lines from captive insurance programs that are put together by agents and reinsurers using an insurance company that writes the insurance business as a fronting carrier and then reinsures all of the business with the reinsurer. Many of these programs are short-lived but they generally enter the market with extremely aggressive pricing. Besides creating instability, they generally do not provide continuity of claims practices and settlements, which adversely affects future pricing for property and casualty insurance. However, American Country's long-term agreements with the taxi companies tend to mitigate this circumstance. Presently, there are two national carriers still pursuing taxi/livery business through general agents, but both of these carriers have reduced their presence in certain geographic areas (Midwest, California, New Jersey). A few smaller regional carriers remain that continue to target smaller accounts.

   In Illinois, the competition for coverage of artisan contractors is primarily from national carriers, regional carriers and mono-line workers' compensation carriers. The competition for restaurants is mainly from regional carriers. Competition for workers' compensation insurance (American Country's largest commercial lines product) resulted in a decrease in average premiums for 1999. Due to this competition, American Country believes that the commercial lines products are currently under-priced and therefore American Country has decided to restrict writings in this market and refocus its underwriting efforts in the public transportation lines.

   We benefit in both classes of our business by maintaining long-term agency relationships. In addition, our agents have specialized in these classes of business for many years. We believe that we have been able to compete successfully by underwriting specialty coverages for niche areas in which we have expertise.

   ADEQUACY OF LOSS RESERVES

   The liabilities for unpaid losses and loss adjustment expenses are estimated by American Country management utilizing methods and procedures which they believe are reasonable. These liabilities are necessarily subject to the impact of future changes in claim severity and frequency, judicial theories of liability and numerous other factors. Although management believes that the estimated liabilities for losses and loss adjustment expenses are reasonable, because of the extended period of time over which such losses are reported and settled, the subsequent development of these liabilities may not conform to the assumptions inherent in their determination and has in the past and may in the future vary significantly from the estimated amounts included in the accompanying financial statements. To the extent that the actual loss experience varies from the assumptions used in the determination of these liabilities, the liabilities are adjusted to reflect actual experience. Such adjustments, to the extent they occur, are reported in the period recognized and may materially adversely affect American Country's reported financial results. For the years ended December 31, 1998, 1997 and 1996, American Country had cumulative reserve redundancies (deficiencies) of $(4,389), ($7,042) and $(6,827), respectively.

   FLUCTUATIONS IN FINANCIAL RESULTS

   The financial results of American Country, similar to those of many other property and casualty insurers, have been subject to significant fluctuations. Profitability is affected significantly by volatile and unpredictable developments (including catastrophes), changes in loss reserves resulting from changing legal environments as different types of claims arise and judicial interpretations develop relating to the scope of insurers' liability, fluctuations in interest rates and other changes in the investment environment which affect returns on invested capital, and inflationary pressures that affect the size of losses. Further, underwriting results have been cyclical in the property and casualty insurance industry, with protracted periods of overcapacity adversely impacting premium rates, resulting in higher combined ratios, followed by periods of under capacity and escalating premium rates, resulting in lower combined ratios.

   An insurance company's statutory combined ratio (its loss plus its expense ratio) expresses losses and expenses as a percentage of premium revenues and is the traditional measure of underwriting experience. Generally speaking, if the statutory combined ratio is below one hundred percent (100%), an insurance company has an underwriting profit and if it is above one hundred 100%, the insurance company has an underwriting loss. For 1999, 1998 and 1997, American Country's combined ratio was 110.7%, 100.9%, and 109.6%, respectively.

   DEPENDENCE ON MANAGEMENT

   We are dependent upon our executive management and upon our ability to attract and retain qualified employees.

   DEPENDENCE ON INVESTMENT INCOME

   American Country, similar to many other property and casualty insurers, has experienced underwriting losses on its insurance business and depends primarily on interest income from its investment portfolio for a substantial portion of its earnings. Its statutory combined ratio for the years ended December 31, 1999, 1998 and 1997 was 110.7%, 100.9% and 109.6%, respectively. A significant decline in investment yields could have a material adverse effect on American Country's financial results.

   HOLDING COMPANY STRUCTURE; INSURANCE REGULATION; PAYMENT OF CASH
   DIVIDENDS

   We are a holding company whose principal asset is all of the outstanding Common Stock of American Country, which is an insurance company organized under the laws of the State of Illinois. Our ability to pay expenses and pay cash dividends to our stockholders depends primarily on our ability to obtain dividends and other payments from American Country. Illinois permits insurance companies to pay dividends only out of earned surplus, and limits the annual amount payable without prior approval of the Department of Insurance to the greater of 10% of policyholders' surplus or the amount of the prior year's statutory net income. American Country's surplus as of December 31, 1999 was $37.2 million, and its statutory net income for 1999 was $(2.0) million.

   American Country is subject to varying degrees of regulation and supervision in the jurisdictions in which it transacts business under statutes which delegate regulatory, supervisory and administrative powers to state insurance commissioners. Such regulation is designed to protect policyholders rather than investors and relates to such matters as standards of solvency, which must be met and maintained; the licensing of insurers and their agents and producers; the nature and amount of insurance the company can write; the examination of the affairs of insurance companies, which includes periodic financial and market conduct examinations by the regulatory authorities; annual and other reports, prepared on a statutory accounting principles basis, required to be filed on the financial condition of insurers or for other purposes; establishment and maintenance of reserves for unearned premiums, losses and loss adjustment expenses; and requirements regarding numerous other matters. In general, American Country must file all rates for insurance directly underwritten with the insurance department of each state in which it operates on an admitted basis. Accordingly, state regulation may adversely affect American Country.

   American Country is also subject to statutes governing insurance holding company systems in various jurisdictions. Such statutes require American Country to file an annual Holding Company System Registration Statement with the state insurance regulatory authorities, which includes information concerning its capital structure, ownership, financial condition and general business operation. Under the terms of applicable state statutes, any person or entity desiring to purchase more than a specified percentage (commonly 10%) of American Country's outstanding voting securities is required to obtain regulatory approval for the purchase of such voting securities. Section 131.2 of the Illinois Insurance Code relating to holding companies, to which American Country is subject, requires disclosure of transactions between American Country and its subsidiaries and affiliates. Such transactions must satisfy certain standards, including that they be fair, equitable and reasonable and that certain material transactions be specifically non-disapproved by the Director of Insurance. Further, prior approval by the Director is required of affiliated sales, purchases, exchanges, loans or extensions of credit, or investments, any of which involve 10% or more of American Country's admitted assets as of the preceding December 31st.

   The National Association of Insurance Commissioners ("NAIC") facilitates the regulation of multi-state companies through uniform reporting requirements, standardized procedures for financial examinations, and uniform regulatory procedures embodied in model acts and regulations. The NAIC has developed Property-Casualty Risk-Based Capital (RBC) standards that relate an insurer's reported statutory capital and surplus to the risks inherent in its overall operations. The RBC formula uses the capital and surplus reported in the statutory annual statement to calculate the minimum indicated capital level to support asset (investment and credit) risk and underwriting (loss reserves, premiums written, and unearned premium) risk. The NAIC model law calls for various levels of regulatory action based on the magnitude of an indicated RBC capital deficiency, if any. At December 31, 1999, American Country's reported capital and surplus was $37.2 million and its required risk-based capital and surplus was $7.3 million.

   RATINGS

   Increased public and regulatory concerns with the financial stability of insurers have resulted in greater emphasis by policyholders upon insurance company ratings, with a resultant potential competitive advantage for carriers with higher ratings. American Country currently is rated "A-" (Excellent) by A.M. Best Company, Inc. ("A.M. Best"). Ratings for the industry range from "A++" (Superior) to "F" (In Liquidation) and some companies are not rated. The "A" and "A-" (Excellent) ratings are assigned to those companies that in A.M. Best's opinion have achieved excellent overall performance when compared to the standards established by A.M. Best and have a strong ability to meet their obligations to policyholders over a long period of time. In evaluating a company's financial and operating performance, A.M. Best reviews the company's profitability, leverage and liquidity, as well as the company's spread of risk, the quality and appropriateness of its reinsurance, the quality and diversification of its assets, the adequacy of its policy or loss reserves, the adequacy of its surplus, its capital structure and the experience and objectives of its management. A.M. Best's ratings are based on factors relevant to policyholders, agents, insurance brokers and intermediaries and are not directed to the protection of investors." In addition, Standard & Poor's has given American Country a rating of "BBBpi" (Rated Good). Standard & Poor's ratings range from "AAA" (Extremely Strong) to "CC" (situations where a default is expected imminently on any financial obligation). The "BBB" rating is assigned to companies with good financial security characteristics, but capacity to meet policyholder obligations is susceptible to adverse economic and underwriting conditions. (the "pi" subscript indicates that the rating is based solely on publicly available financial information and was not requested by the Company). There can be no assurance that American Country will maintain its ratings; any downgrade could materially adversely affect its operations. A.M. Best's and Standard & Poor's ratings are based on an analysis of the financial condition and operations of American Country as they relate to the industry in general, and are not designed for the protection of investors.

   DEPENDENCE ON KEY CUSTOMERS

   In 1999, 1998 and 1997, the Yellow Cab Company accounted for 14%, 17% and 16%, respectively, and Checker Taxi Association (located in Chicago) accounted for 8%, 10% and 11%, respectively, of American Country's total gross premiums written. The loss of this business could have a material adverse impact on American Country. American Country anticipates that the percentage of its business from Yellow Cab Company and Checker Taxi Association will become less significant as American Country expands its transportation business into additional geographic areas.

   EXPANSION INTO NEW GEOGRAPHIC MARKETS

   Becoming licensed as an authorized insurer and writing business in additional states is one of the foundations of American Country's growth strategy. American Country intends on pursuing licenses in Missouri, Nevada, Maryland, Ohio and Virginia. American Country's ability to enter and write new business in these markets is contingent upon its becoming licensed by the insurance department of each jurisdiction. Each jurisdiction has its own licensing requirements and it may be difficult for American Country to obtain a license in a particular jurisdiction in which it applies.





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   REINSURANCE

   The majority of American Country's reinsurance is placed with a limited number of reinsurers. The availability and cost of reinsurance affect American Country's ability to write additional insurance and the profitability of that insurance and are subject to prevailing market conditions that are beyond the control of American Country. A contingent liability exists to the extent that American Country's reinsurers may be unable to meet their contractual obligations.

   CONTROL BY PRINCIPAL STOCKHOLDERS; EFFECT ON MARKET FOR COMMON STOCK

   Our executive officers and directors, together with Frontier Insurance Group, Inc. (a principal stockholder), beneficially own approximately 80%, in the aggregate, of the outstanding shares of common stock, par value $.01 ("Common Stock"). Consequently, such officers, directors and stockholder could, by acting together, control the outcome of matters submitted to a vote of our stockholders, such as the election of our board of directors and our direction and future operations. The concentration of ownership of Common Stock could also have the effect of discouraging, delaying or preventing a change in control and may impair the liquidity of the Common Stock by adversely affecting the ability of an active market to develop for the Common Stock on the Nasdaq Small Cap Market or otherwise due to the relatively small number of shares of Common Stock that are publicly held by our other stockholders.


























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